UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 28, 2018

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Plaza Drive Secaucus, NJ	07094
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure
On November 29, 2018, Quest Diagnostics Incorporated (the “Company”) will host an Investor Day at which management will present on, among other things, the Company’s strategy and plans to drive shareholder value and its views on the industry. In connection with Investor Day, the Company issued a press release on November 28, 2018 in which it described, among other things, the following:

•	The Company’s expected compound annual growth rate (“CAGR”) for revenues and adjusted diluted earnings per share excluding amortization during the four year period ended December 31, 2022.

•	The Company’s capabilities and strategic initiatives under way to accelerate the Company’s growth, including:

◦	Delivering more than 2% revenue CAGR through strategically aligned accretive acquisitions.

◦	Capitalizing on the Company’s expanded access to more than 43 million incremental insured lives.

◦	Strengthening the Company’s relationships with hospital health systems.

◦	Expanding access to innovation with advanced diagnostics.

◦	Enhancing the Company’s position as the consumer lab provider of choice.

◦	Extending diagnostic data services.

•	The Company’s strategy to drive operational excellence and to continue to generate cost savings of approximately 3% per year.

•	The Company’s capital deployment strategy, including its focus on returning a majority of free cash flow to shareholders through share repurchases and dividends.

The Company also updated its expectations for 2018 results, including revenue, earnings, adjusted earnings and cash provided by operations. Reported revenues are now expected to be approximately $7.57 billion. Reported diluted earnings per share are now expected to be greater than $5.34 and adjusted diluted earnings per share excluding amortization are now expected to be greater than $6.30. Cash provided by operations is now expected to approximate $1.25 billion.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.
Item 8.01. Other Events
On November 28, 2018, the Company announced that its Board of Directors had increased the Company’s quarterly dividend to $.53 per share from $.50 per share, commencing with the dividend payable January 30, 2019 to holders of record of the Company’s common stock on January 15, 2019. This 6% increase raises the annual dividend rate to $2.12 per share.
Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number
99.1	Press release of the Company, dated November 28, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

November 28, 2018

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary